Exhibit 99.3

Pogo Producing Company
Supplemental Information (Unaudited)
Continuing Operations **

	Quarter Ended		Twelve Months Ended
	December 31,		December 31,
Operating Data	2006	2005	2006	2005
Net Natural Gas Sales (Mcf/day)
Domestic	208,252	194,408	201,516	231,577
Canada ***	84,076	70,652	78,044	18,584
Total Natural Gas	292,328	265,060	279,560	250,161

Gas Price ($/Mcf)
Domestic	$5.77	$10.07	$6.19	$7.46
Canada ***	$6.12	$11.04	$6.50	$10.96
Average Gas Price	$6.06	$9.99	$6.30	$7.62

Net Liquids Production (Bbl/day)
Crude & Condensate
Domestic	16,508	18,499	17,717	22,337
Canada ***	13,435	12,935	13,463	3,397
Total Crude & Condensate	29,943	31,434	31,180	25,734

Plant Products
Domestic	4,345	3,028	4,492	3,842
Canada ***	1,359	1,223	1,252	320
Total Plant Products	5,704	4,251	5,744	4,162

Total Liquids	35,647	35,685	36,924	29,897

Average Prices ($/Bbl)
Crude & Condensate
Domestic	$57.94	$58.79	$62.73	$50.90
Canada ***	$44.24	$43.94	$50.40	$44.29
Average Crude & Cond. Prices	$51.84	$52.68	$57.42	$49.85

Average Prices ($/Bbl)
Plant Products
Domestic	$32.43	$43.07	$37.28	$33.94
Canada ***	$36.31	$42.24	$39.22	$42.12
Average Plant Product Prices	$33.36	$42.82	$37.71	$34.56

Selected Balance Sheet Data

($ in 000’s)
	12/31/2006	12/31/2005
Total Assets	$6,971,135	$5,675,748
Long-term Debt *	2,322,000	1,646,000
Shareholders’ Equity	2,567,400	2,098,582

* Excludes debt discount of $2,548 at 12/31/05 and $2,339 at 12/31/06.
** Results from continuing operations for 2005 exclude activities related to Thailand.
*** Northrock reflected in financials from acquisition date of September 27, 2005.